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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 13, 1998

Commission File Number:   0-26508

                               PURETEC CORPORATION
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                               22-3376449
-------------------------------                              -------------------
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)


                65 Railroad Avenue, Ridgefield, New Jersey 07657
                ------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (201)941-6550
                                                    -------------

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ITEM 5.  OTHER EVENTS

         On February 13, 1998, PureTec Corporation issued the following press release:

          New Jersey, February 13, 1998, 6:00 p.m. -- PureTec Corporation and Tekni-Plex, Inc. jointly announced today that PureTec's primary operating subsidiary, Plastic Specialties and Technologies, Inc. ("PS&T") has (i) received the noteholder consents required to amend certain covenants and other provisions of the Indenture and collateral documents related to its 11.25% Senior Secured Notes due 2003 (the "Notes") and to waive certain of its obligations under the Indenture pursuant to the combined consent solicitation and tender offer for the Notes launched on February 2, 1998, and (ii) has executed a supplemental indenture setting forth such amendments and such waiver. Under the terms of the tender offer and consent solicitation, as of 6:00 p.m. today, the consent solicitation expiration time has occurred.

         PS&T's tender offer for the Notes remains open until 12:00 midnight, New York time, on March 2, 1998, unless extended or terminated. As described in the "Offer to Purchase and Consent Solicitation Statement" previously distributed to noteholders, as amended by press release on February 11, 1998, the tender offer price will be calculated based on the yield of the 5 3/4% U.S. Treasury Note due December 31, 1998 as of 12:00 noon, New York City time, on February 13, 1998, which was 5.35%. Assuming the payment date for the Notes is March 6, 1998, the tender price for each $1,000 principal amount of Notes tendered will be $1,085.14, and together with the consent payment, if applicable, the total consideration will be $1,090.14, plus accrued interest to, but not including, the payment date. The actual tender price and the total consideration will vary in the event the payment date is not March 6, 1998.

         The tender offer and consent solicitation have been undertaken in connection with the proposed merger of PureTec and a subsidiary of Tekni-Plex. The acceptance for purchase of Notes validly tendered in connection with the tender offer is expected to occur concurrent with the closing of the merger. As previously announced, a special meeting of PureTec's stockholders has been scheduled for Wednesday, February 25, 1998 for the purpose of voting on the merger. If approved by a majority of stockholders, the transaction is scheduled to close during the first week of March.

         Both PureTec and Tekni-Plex hold leading positions in a number of related markets for plastic products and materials. These include medical and pharmaceutical applications, and a wide variety of high value-added packaging products.

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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 PURETEC CORPORATION


                                 By:   /s/ Thomas V. Gilboy
                                    ----------------------------------------
                                    Thomas V. Gilboy
                                    Chief Financial Officer and Vice President

Dated: February 17, 1998